UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 1, 2026

Archer Aviation Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39668	85-2730902
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 West Tasman Drive
San Jose, CA	95134
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 650-272-3233
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ACHR	New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	ACHR WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The disclosure set forth in Item 8.01 below with respect to the issuance of the Warrants (defined below) is incorporated by reference into this Item 3.01.

Item 8.01 Other Events.
Reminder of Planned Expiration of Public Warrants
As disclosed in the Form 10-Q for the second quarter ended June 30, 2026 of Archer Aviation Inc. (the “Company”), the Company is reminding holders of its outstanding warrants, each exercisable for one share of the Company's Class A common stock, par value $0.0001 per share (“Common Stock”), at an exercise price of $11.50 per share (the “Warrants”), that the Warrants will expire on September 16, 2026, at 5:00 p.m., New York City time (the “Expiration Date”), in accordance with the Warrant Agreement, dated as of October 27, 2020, by and between the Company (as successor to Atlas Crest Investment Corp.) and Continental Stock Transfer & Trust Company, as warrant agent.

The Company was informed that trading of the Warrants under the symbol “ACHR WS” was halted by the New York Stock Exchange on September 1, 2026 pursuant to Section 802.01D of the NYSE Listed Company Manual, and will remain halted until trading is suspended before the open of trading on September 15, 2026. Any Warrants that remain unexercised as of the Expiration Date will expire and become void, and the holders thereof will have no further rights with respect to such Warrants.

The Company’s Common Stock continues to trade on the NYSE under the symbol “ACHR.”

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHER AVIATION INC.

Date: September 4, 2026	By:	/s/ Eric Lentell
	Name:	Eric Lentell
	Title:	Chief Strategy Officer